Spindle Names Seasoned Veteran Executive Christopher Wesser President

Joseph Horowitz Added to Board of Directors

MESA, AZ-- (Accesswire – August 6, 2018) - Spindle, Inc. (OTCQB: SPDL) ("Spindle" or the "Company"), a provider of payment processing services, today announced that it has named Christopher Wesser President. Wesser ascends to the role of President after joining the Company’s board of directors in July.

“I’m pleased to accept the role of President having spent the last couple months carefully dissecting and analyzing Spindle’s past and potential future”, Wesser stated. “This new role puts me in a position to help dictate and drive a focused effort targeted at generating near term revenue growth. My appointment comes on the heels of the Spindle team meeting in Arizona last week where we mapped out what I believe is an achievable strategic plan for the Company’s future.”

Wesser continued, “Importantly, this plan directly aligns my own personal and professional goals to those of our shareholders. Commensurate with this plan, we have added my long-term associate Joseph Horowitz to our Board of Directors. I look forward to working with him leveraging his rainmaking capabilities, including vast and valuable relationships which have the potential to yield material benefits to Spindle and its shareholders. When added to the board in July, I stated I looked forward to rolling up my sleeves and working on behalf of our shareholders and that’s exactly what I intend to do in my new role as President.”

Mr. Wesser most recently served as Executive Vice President, Secretary, and General Counsel at NASDAQ-listed Professional Diversity Network (“IPDN”). Prior to that, he served as General Counsel and Secretary of NAPW, Inc. managing all legal, insurance, logistical and business risk matters until its 2014 acquisition by Professional Diversity Network.

Prior to joining NAPW, Mr. Wesser was with a private boutique litigation firm, where he served as counsel to large corporations in numerous complex litigations in state and federal courts as well as before governmental agencies nationwide. Mr. Wesser holds a B.A. degree in Finance, summa cum laude, from LeMoyne College and J.D. degree from William & Mary Law School.

Joseph Horowitz currently serves as VP Business Development for ExcelAire. He is currently a consultant to Eiger Marketing where he helps manage PGA Tour partnerships. He was also previously a Brand Ambassador for both Tempus Jets and Webair Internet Development. A professional golfer, Joe played on numerous tours, including PGA Tour Canada and has won professional tournaments worldwide. He’s also routinely been featured on the Golf Channel as a network recording artist.

Dr. Jack Scott, Spindle Interim CEO stated, “We’re pleased to appoint Chris as the new President of Spindle along with Joe to our board. Chris will have day-to-day responsibility over sales, marketing and operations. His deep knowledge and experience in the areas of public company operations, management, reporting, communications, and payment processing, make him the ideal executive to help steward Spindle going forward, while Joe’s rolodex has the potential of yielding a myriad of business opportunities. Together these appointments mark the initial steps of a carefully considered plan focused on the goal of returning Spindle to a growth stage while restoring value for our shareholders.”

About Spindle

Spindle, Inc. provides payment processing services to merchants using its Catalyst Gateway, and also acts as an agent, independent contractor or referral partner to broker merchants that it secures to other merchant processors for ongoing fees based on processing volume. Spindle serves Small to Medium-sized Businesses (SMBs) in these capacities. For more information, please visit www.spindle.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.